                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)         February 2, 1999
                                                  ------------------------------

                          Rocky Mountain Internet, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

          001-12063                                        84-1322326
--------------------------------               ---------------------------------
    (Commission File Number)                   (IRS Employee Identification No.)

999 Eighteenth Street, Suite 2201                                      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code   (303) 672-0700
                                                    ----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On February 17, 1999, Rocky Mountain Internet, Inc. (the "Company") filed a Current Report on Form 8-K (the "Dave's World Initial Report") dated February 2, 1999 (the date of the event requiring the filing of the Dave's World Initial Report). The Dave's World Initial Report describes the merger of August 5th Corporation, d/b/a Dave's World ("Dave' World") with and into the Company. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the Dave's World Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information required pursuant to Item 7.

ITEM 5.  OTHER EVENTS.

       On February 5, 1999, the Company also acquired substantially all of the assets of ImageWare Technologies, L.L.C., an Alabama limited liability company ("ImageWare"), and Communication Network Services, L.L.C., An Alabama limited liability company ("CNS") pursuant to the terms of an Asset Purchase Agreement that was previously filed with the Dave's World Initial Report. The Company intends to utilize the assets acquired from ImageWare and CNS in the same manner that ImageWare and CNS utilized the assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (a)   Dave's World - Audited Financial Statements:

                   Independent Auditors' Report - Altschuler, Melvoin & Glasser LLP

                   Balance Sheets as of December 31, 1998 and 1997 (Exhibit A)

                   Statements of Operations for the Years Ended December 31, 1998 and 1997 (Exhibit B)

                   Statements of Stockholders' Equity (Deficiency) for the Years Ended December 31, 1998 and 1997 (Exhibit C)

                   Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 (Exhibit D)

                   Notes to Financial Statements

       (b)   Pro Forma Financial Information

                   Pro Forma Condensed Combined Balance Sheet as of December 31, 1998

                   Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

       (c)   Exhibits

                  Exhibit
                   Number                    Description
             -----------------    ----------------------------------------------

                    10.1 Agreement and Plan of Merger dated as of February 2, 1999 by and between Rocky Mountain Internet, Inc. and August 5th Corporation, d/b/a Dave's World. *
                    10.2 Asset Purchase Agreement by and among Rocky Mountain Internet, Inc. ImageWare Technologies, L.L.C., and Communication Network Services, L.L.C. *
                    20.1 News Release dated February 3, 1999 announcing the Dave's World Merger. *
                    20.2 News Release dated February 9, 1999 announcing the purchase of the assets of Image Ware and CNS. *

                     *              Previously filed.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Rocky Mountain Internet, Inc.
                                     -------------------------------------------
                                                    (Registrant)

         Date: April 16, 1999         By:  /s/ PETER J. KUSHAR
                                           --------------------------------
                                           Peter J. Kushar
                                           Chief Financial Officer and Treasurer

                             AUGUST 5TH CORPORATION

                              (D/B/A DAVE'S WORLD)





                        INDEPENDENT AUDITORS' REPORT AND

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                             AUGUST 5TH CORPORATION

                              (D/B/A DAVE'S WORLD)

                                TABLE OF CONTENTS

                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                  2

FINANCIAL STATEMENTS:
Balance Sheets, December 31, 1998 and 1997 (Exhibit A)                        3

Statement of Operations, Years Ended December 31, 1998 and 1997 (Exhibit B)   4

Statement of Changes in Stockholders' Equity (Deficiency), Years Ended
December 31, 1998 and 1997 (Exhibit C)                                        5

Statement of Cash Flows, Years Ended December 31, 1998 and 1997 (Exhibit D)   6

Notes to the Financial Statements                                         7 - 11

                       Altschuler, Melvoin & Glasser LLP
                                  [Letterhead]


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

August 5th Corporation

We have audited the accompanying balance sheets of AUGUST 5TH CORPORATION, (D/B/A DAVE'S WORLD) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of August 5th Corporation, (d/b/a Dave's World) as of December 31, 1998 and 1997, and the results of its operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Altschuler, Melvoin & Glasser LLP

Chicago, Illinois

January 27, 1999

                                                                       Exhibit A

                             AUGUST 5TH CORPORATION

                              (d/b/a Dave's World)
                                 Balance Sheets
                           December 31, 1998 and 1997

            Assets                                                    1998         1997
                                                                    ---------    ---------
Current Assets:
            Cash                                                    $   5,302    $ 126,359
            Accounts receivable (Note 1)                              128,202       51,456
            Inventories (Note 1)                                       31,562       77,092
            Receivable from related party (Note 3)                     97,258       83,406
            Other                                                         370        3,485
                                                                    ---------    ---------
                                                                      262,694      341,798
                                                                    ---------    ---------
Property and Equipment (Notes 1 and 2):
            Cost                                                      704,847      393,958
            Less accumulated depreciation and amortization            334,232      211,226
                                                                    ---------    ---------
                                                                      370,615      182,732
                                                                    ---------    ---------
Other Assets:

            Unamortized loan costs                                        836        3,593
                                                                    ---------    ---------
                                                                    $ 634,145    $ 528,123
                                                                    ---------    ---------


                Liabilities and Stockholders' Equity (Deficiency)

Current Liabilities:

            Accounts payable, trade                                 $ 160,911    $  95,183
            Revolving loan indebtedness (Note 4)                      100,000      100,000
            Current maturities of long-term liabilities (Note 5)       92,315       49,697
            Deferred revenue (Note 1)                                 119,669       70,394
            Other                                                       6,059        4,868
                                                                    ---------    ---------
                                                                      478,954      320,142
                                                                    ---------    ---------



Long-term Liabilities (Note 5)                                        208,326      188,611
Stockholders' Equity (Deficiency):
            Common stock, no par value; authorized
                        1,000 shares; issued and outstanding
                        915 shares                                      1,000        1,000
            Additional paid-in capital                                355,000      355,000
            Retained earnings (deficit)                              (409,135)    (336,630)
                                                                    ---------    ---------
                                                                      (53,135)      19,370
                                                                    ---------    ---------
                                                                    $ 634,145    $ 528,123
                                                                    ---------    ---------

        The accompanying notes are an integral part of this statement.

                                                                       Exhibit B

                             AUGUST 5TH CORPORATION

                              (d/b/a Dave's World)

                             Statement of Operations

                     Years Ended December 31, 1998 and 1997

                                                                      1998          1997
Revenue (Note 1):

            Internet access and services                          $ 1,487,798    $   938,360
            Equipment sales                                           507,556         49,343
                                                                  -----------    -----------
                                                                    1,995,354        987,703
                                                                  -----------    -----------
            Cost of Revenue Earned:
              Internet access and services                            582,330        353,121
Equipment sales                                                       343,930         32,115
                                                                  -----------    -----------
                                                                      926,260        385,236
                                                                  -----------    -----------
            Gross Margin                                            1,069,094        602,467

Depreciation and Amortization                                         133,672        101,589

Other General, Selling and Administrative Expense                     972,521        453,252
                                                                  -----------    -----------
                                                                    1,106,193        554,841
                                                                  -----------    -----------
Operating Income (Loss)                                               (37,099)        47,626
                                                                  -----------    -----------
Other Income (Expenses):
Interest expense                                                      (56,518)       (38,332)
Income from expired option (Note 3)                                    25,000              0
Loss on disposition of equipment                                       (3,888)             0
                                                                  -----------    -----------
                                                                      (35,406)       (38,332)
                                                                  -----------    -----------
Net Income (Loss) for Year (to Exhibit C)                         $   (72,505)   $     9,294
                                                                  -----------    -----------

        The accompanying notes are an integral part of this statement.

                                    Exhibit C
                             AUGUST 5TH CORPORATION
                              (d/b/a Dave's World)
           Statement of Changes in Stockholders' Equity (Deficiency)
                     Years Ended December 31, 1998 and 1997

                                                                                                   Total
                                                 Common Stock          Additional    Retained      Stockholders'
                                          Share                        Paid-in       Earnings      Equity
                                          Outstanding     Amount       Capital       (Deficit)     (Deficiency)
                                          -----------     ------       -------       ---------     ------------
Balances, January 1, 1997                       608     $   1,000     $  50,000      $(162,286)     $(111,286)

1997:
Net income (Exhibit B)                            0             0             0          9,294          9,294

Shares issued for cash                          305             0       305,000              0        305,000

Net deficit of Advanced Micro Systems
 Inc. upon merger (Note 8)                        2             0             0       (183,638)      (183,638)
                                             ------      --------      --------      ---------      ---------


Balances, December 31, 1997                     915         1,000       355,000       (336,630)        19,370
1998:
            Net loss (Exhibit B)                  0             0             0        (72,505)       (72,505)

   Balance, December 31, 1998                   915     $   1,000     $ 355,000      $(409,135)     $ (53,135)
                                             ------      --------      --------      ---------      ---------

        The accompanying notes are an integral part of this statement.

                                    Exhibit D
                             AUGUST 5TH CORPORATION
                              (d/b/a Dave's World)
                             Statement of Cash Flows
                       Years Ended December 31, 1998 and 1997

                                                                        1998           1997
                                                                      ---------      ---------
Cash Flows from Operating Activities:
  Net Income (loss)                                                   $ (72,505)     $   9,294
  Adjustments to reconcile net income
    (loss) to net cash provided by operating
    activities:
    Depreciation and amortization                                       133,672        101,589
    Loss from disposition of equipment                                    3,888              0
    Income from expired option                                          (25,000)             0
    Changes in assets and liabilities:
      Increase in accounts receivable                                   (76,745)        (2,942)
      Decrease (Increase)  in inventories                                45,530        (13,050)
      Increase in related party receivable                              (13,851)       (83,406)
      Decrease in other assets                                              115              0
      Increase (Decrease)in accounts  payable                            65,728        (17,775)
      Increase in deferred revenues                                      49,276         30,581
      Increase in other liabilities                                       1,188              0
      Net cash provided by operating activities                         111,296         24,291

Cash Flows from Investing Activities:
  Acquisition of property and equipment                                (172,006)      (100,776)
  Proceeds from sales of equipment                                        3,000              0
  Cash received upon merger (Note 5)                                          0          1,307
  Proceeds from expired option                                           25,000              0
  Net cash used in investing activities                                (144,006)       (99,469)
Cash Flows from Financing Activities:
  Repayments of capital lease obligations                               (41,650)       (15,796)
  Repayments of notes payable                                           (49,697)      (101,780)
  Payment of stock subscriptions                                          3,000        302,000
  Net cash (used in) provided by financing activities                   (88,347)       184,424
Net Increase (Decrease) in Cash                                        (121,057)       109,246
Cash, Beginning of Year                                                 126,359         17,113
Cash, End of Year                                                     $   5,302      $ 126,359

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest                                                          $  56,518      $  38,332

Supplemental Disclosures of Noncash Investing
  and Financing Activities:
    Acquisitions of equipment through capitalized
      leases                                                          $ 153,680      $  21,679

    Liabilities in excess of assets, other than
      cash, assumed upon merger (Note 8)                              $       0      $ 184,945

        The accompanying notes are an integral part of this statement.

Note 1--Nature of Activities and Summary of Significant Accounting
Policies

August 5th Corporation, (d/b/a Dave's World), ("the Company") is an internet service provider in central Illinois. The Company also is engaged in the sales and repairs of computer hardware, operating from leased premises in Bloomington, Illinois.

A summary of significant accounting policies followed by the Company is as follows:

Accounts Receivable--The Company considers all accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. The Company bills in advance of providing the internet service access. The revenue, for financial reporting purposes, is recognized as earned concurrent with the actual period of internet service. For income tax purposes, such revenue is recorded as billed.

Inventories--Inventories of computer hardware held for resale are stated at the lower of cost or market, with cost determined under the average cost method.

Depreciation--Provisions for depreciation of property and equipment have been computed (for both financial and income tax reporting purposes) over the estimated useful lives of the assets under accelerated methods. Leasehold improvements are amortized for financial reporting purposes over the statutory recovery period for income tax reporting. The estimated lives for equipment range from 3 to 5 years while an estimated life of 3 to 5 years is used for software and related assets.

Income Taxes--See Note 6 regarding income taxes.

Estimates--In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2--Property and Equipment

Property and equipment, and related accumulated depreciation at December 31, 1998 and 1997 consisted of:

                                                  1998           1997
                                                ---------      ---------
Equipment                                       $ 392,676      $ 246,798
Office furniture and fixtures                       6,687          6,687
Office equipment                                   19,599         19,599
Leasehold improvements                             19,507         19,507
Equipment software                                 11,331              0
Capitalized leased equipment                      255,047        101,367
                                                ---------      ---------
                                                  704,847        393,958
Accumulated depreciation                         (235,486)      (165,453)
Amortization of capitalized lease equipment       (98,746)       (45,773)
                                                ---------      ---------
                                                $ 370,615      $ 182,732
                                                ---------      ---------

Note 3--Related-Party Receivable

At December 31, 1998 and 1997 the Company had receivables from a related party, Websoft, Inc., in which the Company owns a 33 1/3% interest. Amounts due were:

                                                       1998                1997
  Note Receivable                                    $55,000             $55,000
  Accounts Receivable                                 34,381              28,406
  Interest Receivable                                  7,877                   0
                                                     $97,258             $83,406

The above note is due on July 10,1999, is unsecured and bears interest at 9.25% per annum.

The stock interest in Websoft, Inc., is carried at zero. In 1998 the Company received $25,000 in exchange for an option to sell a portion of its interest in Websoft, Inc. Such option expired in 1998 and the Company recognized $25,000 of income.

Note 4--Revolving Loan Indebtedness

Secured revolving loan indebtedness as of December 31, 1998 was $100,000. The revolving loan agreement, dated July 10, 1998, with Pontiac National Bank provides for maximum borrowings of $100,000. The revolving loan facility bears interest at a rate of 9.25%, is due on July 10, 1999 and is secured by the Company's inventory and equipment.

Note 5--Long-term Borrowings

At December 31, 1998 and 1997 long-term borrowings consisted of the following:

                                                          1998             1997
Capital lease obligations (a)                           $193,303        $ 81,273
Note Payable - Lenhardt (b)                               31,287          43,262
Note Payable - National City Bank (c)                     19,912          30,887
Note Payable - Central Illinois Bank(d)                   56,139          69,786
Note Payable - Stockholder                                     0          13,100
                                                         300,641         238,308
Less current portion                                      92,315          49,697
Long-term portion                                       $208,326        $188,611

Maturities of debt are as follows at December 31, 1998:

                                              Capital Lease
                                              Obligations        Other
                                              --------------    --------
1999                                           $ 88,929         $ 36,451
2000                                             85,929           39,735
2001                                             61,566           24,459
2002                                             14,812            6,693
                                               --------         --------
                                                251,236         $107,338
Less imputed interest                            57,933                0
                                               --------         --------
                                               $193,303         $      0
                                               --------         --------


(a) At December 31, 1998 the Company has leased equipment with an original cost of $255,047 under 6 separate leases expiring from 2001 to 2002. Monthly payments, inclusive of interest (ranging from 14% to 33%) are approximately $7,334 for 1999. Lease obligations are secured by related assets and certain personal guarantees by corporate officers.
(b) At December 31, 1998, the Company was obligated to Gary Lenhardt for $31,287 assumed upon a merger in 1997 of the Company and an affiliate (Note 8). This loan bears an interest rate at 8.00% and is repayable including interest, at $1,250 per month.
(c) At December 31, 1998, the Company was obligated to National City Bank on a note in the amount of $19,912, with the maturity date of August 28, 2000. The loan bears an interest rate of 10.5% and is repayable including interest, at $1,074 per month. The collateral on this loan consists of certain assets.
(d) At December 31, 1998, the Company was obligated to Central Illinois Bank for a "Small Business Loan" in the amount of $57,257 which has an interest rate of 9.75% and a maturity date of April 12, 2002. The monthly payments, including interest, are $1,720 with the collateral on this loan consisting of certain assets.


Note 6--Income Taxes

Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities. At December 31, 1998 and 1997, the Company's net deferred income tax assets consisted of:

                                                 1998         1997
Gross deferred tax assets                       $75,000      $37,000
Less - Valuation allowance                       75,000       37,000
Net deferred tax assets                         $     0      $     0

The Company's gross deferred income tax assets consist primarily of (a) the tax effects of the net operating loss carryforward (amounting at December 31, 1998 to $77,000, expiring in 2012 and 2013) and (b) revenue deferred for financial reporting purposes only. (Note 1).

Note 7--Commitments
The Company has entered into a lease agreement whereby it rents office space in Bloomington, Illinois, for $2,127 per month until March 31, 1999 when the rent increases to $2,195 per month until March 31, 2000. However, the Company has the option to renew the lease for one additional three-year term. Future lease commitments under this agreement are as follows at December 31, 1998:

1999         $ 26,138
2000            6,586
             --------
             $ 32,724
             --------


The Company has another lease agreement whereby it rents space in Peoria, Illinois at $450 per month through January 1999.
Note 8--Advanced Micro Systems, Inc.
In December 1997, the Company merged with an affiliate, Advanced Micro Systems, Inc. ("Advanced") whereby the Company acquired all of the assets and liabilities of Advanced in exchange for two shares of its own common stock. Since this merger involved entities under common control, it was accounted for in a manner similar to a pooling-of-interests. At historical cost the transaction was recorded as follows:

Fair value of assets acquired
(including $1,307 cash)                            $  96,787
Liabilities assigned                                 280,425
                                                   ---------
Net deficit, charged to retained earnings          $ 183,638
                                                   ---------

Note 9--Potential Merger
The Company is currently in negotiation with Rocky Mountain Internet, Inc., (a publicly held company) whereby the latter's common stock would be exchanged for all of the Company's stock. Such transaction is expected to close in early February 1999.







AUGUST 5TH CORPORATION
(d/b/a Dave's World)
Notes to the Financial Statements
December 31, 1998 and 1997

              SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

       The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the company and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different. The pro forma financial data given effect to the proposed acquisition of August 5th Corporation (d/b/a Dave's World).

       The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

       The unaudited pro forma combined statement of operations for the years ended December 31, 1998 and 1997 gives effect to the acquisition as if it had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the years ended December 31, 1998 and 1997 for the Company and August 5th Corporation (d/b/a Dave's World).

       The unaudited pro forma condensed combined balance sheet as of December 31,1998 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company and for August 5th Corporation (d/b/a Dave's World).

       The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                          Pro Forma Condensed Combined
                                 Balance Sheet
                       As of December 31, 1998 (Unaudited)

                                                         Historical
                                                 ---------------------------
                                                    Rocky         August 5th
                                                   Mountain       Corporation      Pro Forma       Pro Forma           Pro Forma
                                                 Internet, INC.                    Subtotal      Adjustments (B)        Combined
                                                 -------------------------------------------------------------------------------
                                                                               (Dollars in Thousands)
             ASSETS
                   CURRENT ASSETS
Cash and cash equivalents                          5,729                5            5,734             --                 5,734
Trade receivables less allowance for
doubtful accounts                                  1,599              226            1,825             --                 1,825
Inventories                                           56               32               88             --                    88
Other                                                225             --                225             --                   225
                                                 -------------------------------------------------------------------------------
Total Current Assets                               7,609              263            7,872             --                 7,872
                                                 -------------------------------------------------------------------------------
   PROPERTY AND EQUIPMENT, net                     3,540              371            3,911             --                 3,911
                 Goodwill, net                    13,102             --             13,102            3,053 (1)          16,155
                         Other                       431             --                431             --                   431
                                                 -------------------------------------------------------------------------------
Total Assets                                      24,682              634           25,316            3,053              28,369
                                                 -------------------------------------------------------------------------------
                                                 -------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S
            EQUITY
            CURRENT LIABILITIES
Accounts payable                                   2,280              261            2,541             --                 2,541
Current maturities of long term debt and
capital lease obligations                            915               92            1,007             --                 1,007
Deferred revenue                                     513              126              639             --                   639
Accrued payroll & related taxes                      303                               303             --                   303
Accrued expenses                                   1,611                             1,611             --                 1,611
                                                 -------------------------------------------------------------------------------
Total Current Liabilites                           5,622              479            6,101             --                 6,101
                                                 -------------------------------------------------------------------------------
   LONG-TERM DEBT AND CAPITAL
            LEASE OBLIGATIONS                        494              208              702             --                   702
                                                 -------------------------------------------------------------------------------
TotaL liabilites                                   6,116              687            6,803             --                 6,803

        REDEEMABLE CONVERTIBLE
               PREFERRED STOCK                     6,748             --              6,748             --                 6,748

               Stockholders' Equity
Common Stock                                           9             --                  9             --                     9
Additional paid in capital                        29,258              356           29,614            2,644 (3)          32,258
Accumulated deficit                              (17,449)            (409)         (17,858)             409 (2)         (17,449)
Unearned compesation                                --               --               --               --                  --
                                                 -------------------------------------------------------------------------------
                                                  11,818              (53)          11,765            3,053              14,818
                                                 -------------------------------------------------------------------------------
                                                  24,682              634           25,316            3,053              28,369
                                                 -------------------------------------------------------------------------------
                                                 -------------------------------------------------------------------------------

                          Pro Forma Condensed Combined
                             Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)

                                                               Historical
                                                       ----------------------------
                                                           Rocky       August 5th
                                                          Mountain     Corporation      Pro Forma       Pro Forma       Pro Forma
                                                        Internet, INC.                  Subtotal      Adjustments (B)   Combined
                                                       ---------------------------------------------------------------------------
                                                                      (Amount in Thousands, Except Per Share Data)
                                        Revenue

Communication Services                                       7,974          1,995          9,969              0          9,969
Web Solutions                                                2,113              0          2,113              0          2,113
                                                       ---------------------------------------------------------------------------
                                                            10,087          1,995         12,082              0         12,082
                                                       ---------------------------------------------------------------------------
                         Cost of revenue earned

Communication Services                                       3,471            926          4,397              0          4,397
Web Solutions                                                   50              0             50              0             50
                                                       ---------------------------------------------------------------------------
                                                             3,521            926          4,447              0          4,447
                                                       ---------------------------------------------------------------------------
                                   Gross profit              6,566          1,069          7,635              0          7,635
                                                       ---------------------------------------------------------------------------

   General, selling and administrative expenses              9,184            972         10,156              0         10,156
    Cost related to unsuccessful merger attempt              6,071              0          6,071              0          6,071
                  Depreciation and amortization              1,789            134          1,923            576 (4)      2,499
                                                       ---------------------------------------------------------------------------
                                 Operating loss            (10,478)           (37)       (10,515)          (576)       (11,091)
                                                       ---------------------------------------------------------------------------
                         Other income (expense)
                               Interest expense               (320)           (57)          (377)             0           (377)
                                Interest Income                 51              0             51              0             51
                   Other income (expense),  net                 78             21             99              0             99
                                                       ---------------------------------------------------------------------------
                                                              (191)           (36)          (227)             0           (227)
                                                       ---------------------------------------------------------------------------
                                       Net loss            (10,669)           (73)       (10,742)          (576)       (11,318)


                      Preferred stock dividends                 33                                                          33

     Net loss applicable to common Stockholders            (10,702)                                                    (10,702)

          Basic and Diluted loss per share from
                          continuing operations              (1.39)                                                      (1.43)
                                                       -----------                                                    ---------
                                                       -----------                                                    ---------
                Average number of common shares
                                outstanding (5)              7,690                                                       7,914
                                                       -----------                                                    ---------
                                                       -----------                                                    ---------

                          Pro Forma Condensed Combined
                            Statement of Operations
                      For the Year Ended December 31, 1997
                                  (Unaudited)


                                                              Historical
                                                       ---------------------------
                                                           Rocky       August 5th
                                                          Mountain     Corporation      Pro Forma       Pro Forma       Pro Forma
                                                        Internet, INC.                  Subtotal      Adjustments (B)   Combined
                                                       ---------------------------------------------------------------------------
                                                                      (Amount in Thousands, Except Per Share Data)
                                        Revenue
Communication Services                                       5,076            988          6,064              0          6,064
Web Solutions                                                1,051              0          1,051              0          1,051
                                                       ---------------------------------------------------------------------------
                                                             6,127            988          7,115              0          7,115
                                                       ---------------------------------------------------------------------------
                         Cost of revenue earned
Communication Services                                       2,060            385          2,445              0          2,445
Web Solutions                                                    0              0              0              0              0
                                                       ---------------------------------------------------------------------------
                                                             2,060            385          2,445              0          2,445
                                                       ---------------------------------------------------------------------------
                                   Gross profit              4,067            603          4,670              0          4,670
                                                       ---------------------------------------------------------------------------

   General, selling and administrative expenses              6,980            453          7,433              0          7,433
                  Depreciation and amortization                887            102            989            576 (5)      1,565
                                                       ---------------------------------------------------------------------------
                                 Operating loss             (3,800)            48         (3,752)          (576)        (4,328)
                                                       ---------------------------------------------------------------------------

                         Other income (expense)
                               Interest expense               (402)           (38)          (440)             0           (440)
                                Interest Income                 54              0             54              0             54
                   Other income (expense),  net                 (5)             0             (5)             0             (5)
                                                       ---------------------------------------------------------------------------
                                                              (353)           (38)          (391)             0           (391)
                                                       ---------------------------------------------------------------------------
                                       Net loss             (4,153)            10         (4,143)          (576)        (4,719)
                                                       ---------------------------------------------------------------------------
                                                       ---------------------------------------------------------------------------

                      Preferred stock dividends                 27                                                          27

     Net loss applicable to common Stockholders             (4,180)                                                     (4,180)

          Basic and Diluted loss per share from
                          continuing operations              (0.79)                                                      (0.86)
                                                       -----------                                                    ---------
                                                       -----------                                                    ---------
                Average number of common shares
                                outstanding (5)              5,268                                                       5,492
                                                       -----------                                                    ---------
                                                       -----------                                                    ---------

                        NOTES TO THE PRO FORMA CONSENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

(A)   BASIS OF PRESENTATION

      The accompanying unaudited pro forma condensed combined balance sheet is presented as of December 31, 1998. The accompanying unaudited pro forma condensed combined statements of operations are presented for the year ended December 31, 1998 and December 31, 1997.

(B)   PRO FORMA ADJUSTMENTS

      The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of December 31, 1998 and the unaudited condensed combined statements of operations for the year ended December 31, 1998 and year ended December 31, 1997:

      (1) To reflect the 223,989 shares of RMI stock valued at $3,000,000 which is the number of shares anticipated to be issued in connection with the acquisition of August 5th Corporation (d/b/a Dave's World). The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $2,879,000. Shares of Common Stock anticipated to be issued for acquisitions were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.
      (2)  To eliminate the equity accounts of the acquisition.
      (3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of January 1, 1997.
      (4) To adjust for revenues and expenses for the acquisition of August 5th Corporation (d/b/a Dave's World) as if such acquisitions had been completed as of January 1, 1998.
      (5) To adjust for revenues and expenses for the acquisition of August 5th Corporation (d/b/a Dave's World) as if such acquisitions had been completed as of January 1, 1997.